PROMISSORY NOTE

 ..........

 ..........
 ..........

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower: NACO Industries, Inc. (TIN: 48-0836971)
          395 West 1400 North
          Logan, UT 84321

Lender:   NationsBank, N.A.
          NationsBank - Garden City
          1515 Kansas Ave.
          Garden City, KS 67846


Principal Amount: $1,100,000.00        Initial Rate: 10.250%       Date of Note:
August 31, 1997

PROMISE TO PAY. NACO Industries, Inc. ("Borrower") promises to pay to NationsBank, N.A. ("Lender"), or order, In lawful money of the United States of America, the principal amount of One Million One Hundred Thousand & 00/100 Dollars ($1,100,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on August 31, 1998. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning September 30, 1997, and all subsequent interest payments are due on the last day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate as established by Lender, at its discretion, whether or not such rate shall be otherwise published (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently Is 8.500% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of
1.750 percentage points over the Index, resulting In an Initial rate of 10.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.
(i) Lender in good faith deems itself insecure.

LENDERIS RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 25.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else who is not a salaried employee of Lender to help collect this Note if Borrower does not pay. Borrower will be liable for all reasonable costs incurred in the collection of this Note, including but not limited to, court costs, attorneys' fees, and collection agency fees, except that such costs of collection shall not include the recovery of both attorneys' fees and collection agency fees. This Note has been delivered to Lender and accepted by Lender In the State of Kansas. If there Is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Finney County, the State of Kansas. Lender and Borrower hereby waive the right to any jury trial In any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. Subject to the provisions on arbitration, this Note shall be governed by and construed In accordance with the laws of the State of Kansas.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, Including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act tu take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

PREDECESSOR BANK NAME EXHIBIT. An exhibit, titled "PREDECESSOR BANK NAME EXHIBIT," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

08-31-1997                       PROMISSORY NOTE                          Page 2
Loan No 9005                       (Continued)



GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom Ihe modification is made.



Borrower's Initials





Lender's Initials



NO ORAL AGREEMENTS. This written agreement Is the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any prior oral agreement or of a contemporaneous oral agreement between Lender and Borrower.

NONSTANDARD TERMS. The following space contains all nonstandard terms, including all previous oral agreements, If any, between Lender and Borrower:



By Initialing the boxes to the left, Lender and Borrower affirm that no unwritten oral agreement exists between them.



PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.



BORROWER:

NACO Industries, Inc.

BY:  /s/ Verne Bray
Verne Bray, President



Variable Rate.  Line of Credit.

LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.24 (c) 1997 CF] ProServices, Inc. All rights reserved. IKS-D20 SD922064.LN C29.OVLI

 PREDECESSOR BANK NAME EXHIBIT



Borrower:         NACO Industries, Inc. (TIN: 48-0836971)
                  39S West 1400 North
                  Logan, UT 84321



Lender:           NationsBank, N.A. NationsBank - Garden City 1515 Kansas Ave.
                  Garden City, KS 67846



This PREDECESSOR BANK NAME EXHIBIT Is attached to and by this reference Is made a part of each Promissory Note or Credit Agreement, dated August 31, 1997, and executed In connection with a loan or other financial accommodations between NationsBank, N.A. and NACO Industries, Inc..



This Promissory Note is in renewal and/or extension but not in satisfaction of that certain promissory note between Borrower and predecessor bank # 341 date
09-26-96, in the original principal amount of $1,100,000-00 (the referenced number applies and indicates the appropriate predecessor bank name below that is applicable to the Promissory Note being renewed and/or extended: #1-BANK IV Kansas, N.A., #2-Boatmen's First National Bank of Kansas City



THIS PREDECESSOR BANK NAME EXHIBIT IS EXECUTED ON AUGUST 31,1997.

BORROWER:

NACO lndustries, Inc.

By:
 Verne Bray, President

LENDER:

NatlonsBank, N.A.



Authorized Offlcw



LASER PRO, Reg.  U.S. Pat. & T.M. Off., Ver. 3.24 (c) 19



CFI ProServices, Inc.  All rights reserved.  JKS-G60 S0922064.LN C29.OVLI

LOAN AGREEMENT

LENDER:  NationsBank, N.A., Garden City, Kansas (Bank)



BORROWER:         NACO Industries, Inc.

THIS AGREEMENT is supplemental to and incorporated by reference in the loan instrument to be executed concurrently herewith between the parties hereto evidencing the loan(s) herein described. BORROWER SHOULD READ THE ENTIRE AGREEMENT BEFORE SIGNING.



         Inc.



1)       TERMS OF LOAN(S):

$1,100,000.00 Revolving Line of Credit (RLC) with a maturity date of August 31, 1998 at 10.25i variable daily at NationsEank Prime plus 1 3/4%.



Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on August 31, 1998. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning September 30 ' 1997 and all subsequent interest payments are due on the last day of each month after that. All advances shall require submission of a Borrowing Base Certificate (See Attached Exhibit) requesting any advance. No advances will be made unless the borrowing base provides availability based on the formula set forth in the Borrowing Base Certificate. At such time that the loan balance shall exceed the availability as set forth in the Borrowing Base Certificate, the loan shall be deemed in default. Such Borrowing Base Certificates shall be duly completed and signed by an officer duly authorized to request funds.



2) INTEREST: Interest on the above loan (s) shall be paid monthly and shall be computed as follows:



10.25% NationsBank Prime Rate plus 1 3/40-.; A Rate based on the Prime Rate of the Bank will change each time and as of the date that the Prime Rate of the Bank changes, without prior notice to the Borrower.



[X] The unpaid principal balance of Borrower(s) note(s) shall bear interest after final maturity, including maturity by acceleration, at the annual rate of 250-. in excess of the interest rate therein provided, but not to exceed the maximum interest rate allowed by law.



3) LINE  OF CREDIT LOAN(S):

[]| With and only with regard to Borrower's line of credit loan(s) described in Paragraph 1 of the Loan Agreement, Bank agrees to make line of credit loans to Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding the face amount of the note (s) . Within such limit, Borrower may borrow, repay and reborrow at any time from the date hereof to the maturity date of the note (s) or to the earlier maturity date of the note (s) by acceleration, whichever is sooner. Subject to the conditions herein set forth, advancements will be made by Bank from time to time as required by Borrower and upon receipt of executed Loan Requests on forms to be furnished by Bank. Borrower shall apply all proceeds received from the sale of pledged collateral to the loan(s) before any new loan advances will be made.


4)       BORROWING BASE CERTIFICATE:

Borrowing  Base:  The  borrowing  base  formula  has been  modified  as follows:
Advances will not exceed the total of: 80'-. of current (less than GO days past due) receivables; 50'i of raw material inventory based on the lower of cost or market; 50'-. against finished goods (work in process is excluded from both raw materials and finished goods inventory figures) with a maximum of $1,100M to be advanced against finished goods inventory. Total borrowings will fall within this formula, not to exceed $1,100M.



A copy of the Borrowing Base Certificate will be sent or faxed with each request for draws against the line. On a quarterly basis, the borrower will submit a current balance sheet and income statement, a current listing and aging of the receivables, and a current Borrowing Base Certificate reflecting the appropriate figures in the aging report and financial statement. A copy of the revised Borrowing Base Certificate and Draw Request Form is attached for reference.



5)       COLLATERAL:

[X] Borrower shall be required to execute security instruments for such loan (s) as required by Bank necessary to grant to Bank a perfected security interest in the following described personal and/or real property, as to which Borrower must have full and complete title, to-wit:



Security Agreement Dated September 25, 1995.
All of Debtor' s right, title and interest now owned and/or hereafter acquired in and to the following, to-wit: (a) Accounts receivable, contract rights and general intangibles; (b) Business and manufacturing equipment, machinery, tools, parts, office equipment, furniture and fixtures, furnishings and supplies, including all replacements, substitutions and additions thereto; (c) All inventories of raw materials, work in process and finished products, wherever located, including locations at 3445 W. Jones Ave., Garden City, Finney County, Kansas 67846; 2395 Maggio Circle, Lodi, San Joaquin County, California 95240 and 395 West 1400 North, Logan, Cache County, Utah 84321 and (d) All fixtures attached and/or hereafter affixed to Debtor's business premises at 3445 W. Jones Ave., Garden City, Finney County, Kansas 67846.



Real Estate Mortgage Dated May 20, 1995.
Beginning at a point of 60 feet North and 1,080 feet West of the Southeast corner of Section Three (3), Township Twenty-four (24) South, Range Thirty-three
(33) West of the 6th P.M., in Finney County, Kansas, for the point of beginning;

thence  West on a line  parallel  to and 60 feet North of the South line of said
Section 3 a distance of 420 feet; thence North at an interior angle of 890071 a distance of 360 feet; thence East at an interior angle of 900531 a distance of 420 feet; thence South at an interior angle of 890071 a distance of 360 feet to the point of beginning; also described as Tracts 8, 9 and 10 in the Larson Survey of such real estate dated February 23, 1966, prepared by Robert H. Jones, P.E., and filed for record in the County Engineer's Office of Finney County, Kansas, in Survey Book 3.



6) INSURANCE AND TAXES: During the entire term of the loan (s) , Borrower shall provide proof of and maintain in force the following insurance and taxes:



[X] Fire, lightning and extended coverage for the maximum insurable amount, but not to exceed the outstanding balance of the loan(s), on all real estate property securing such loan(s).



         [X] Life insurance in the amounts and for the person indicated, if insurable, and the policies to be assigned to Bank, to-wit:



Name                      Amount
Verne E. Bray               $250,000.00
[X]      To  pay  all Real Estate Taxes and Special Assessments for 1997 and all
subsequent years which are not yet due and payable.


7) FINANCIAL INFORMATION REQUIRED: During the entire term of such loan(s) Borrower shall furnish to Bank, in form and content satisfactory to Bank, the following:



[X] Balance Sheets, monthly and year td date Profit and Loss Statements and Accounts Receivable Agings, to be furnished monthly in a timely manner.



[X] Interim financial data should include prior year comparisons and year to date comparisons versus budget projections, both broken out by division.



[X] Borrower shall maintain the following financial ratios or financial requirements on a calendar quarter basis.



[X]  NACO's current ratio will equal or exceed 1.25/1 at each calendar quarter.



[X]  NACO's debt/tangible net worth shall not exceed 2.5/1.

[X] NACO shall maintain a minimum net worth of $1,000,000-00.

[X] NACO's maximum capital expenditure shall be limited to $150M during the next 12 months unless NACO's net working capital is equal to or exceeds $500M at the most recent calendar quarter. Waivers of this requirement may be requested in writing to the bank should the NWC fail to meet the $500M threshold at a time when such expenditures are deemed necessary to the company.



[X] Audited Balance Sheets and Profit and Loss Statements according to GAAP by a Certified Public Accountant within 90 days following the close of each fiscal year and a copy of NACO's Federal Tax Return annually.



[X] SEC 10Q reports as submitted to the SEC on a quarterly basis; 10K reports annually as submitted to the SEC.



[X] Borrower's loan(s) shall continue to be Guaranteed by Verne E. Bray and Beverly L. Bray.



[X] Personal Financial Statements and Income Tax Returns to be furnished annually by Verne E. Bray and Beverly L. Bray.



Borrower will permit a representative of Bank to examine and audit Borrower's books upon request and will promptly advise Bank of any litigation in which Borrower may become involved.



8) NEGATIVE COVENANTS: Until payment in full of all Borrower's notes outstanding hereunder, Borrower will not, unless otherwise agreed by Bank in writing:



[X] Make loans to another or others, or guarantee or otherwise become liable (except by endorsement for deposit in the ordinary course of business) for the undertaking of another.




[X]      Declare or pay dividends upon or acquire to retire its capital stock, or authorize or issue any additional stocks or reclassify any stock outstanding.  It is agreed that Naco has the express consent of Bank IV to issue convertible preferred stock with warrants as outlined in the Naco Prospectus dated July 12, 1995 and should the underwriting be successful, pay dividends on the preferred stock at the 7% rate.



9) No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

10) Failure on the part of Borrower to pay any sum of interest and/or principal of the loan(s) when due, or any breach or default by Borrower of or under any term, condition, provision, warranty or representation made in this Agreement, any appointment of a receiver or trustee as to a substantial portion of the assets of Borrower, or any levy of attachment, execution or similar process, any act on the part of Borrower of insolvency, general assignment for the benefit of creditors, voluntary or involuntary filing under any bankruptcy law, or any attachment or suit for taxes against the Borrower, by the Federal or State government, or any department thereof, or if for any reason Bank shall deem itself insecure, shall, at the option of Bank, make immediately due and payable all sums loaned hereunder, without presentation, demand, protest or further notice of any kind, regardless of the terms of any promissory note and/or security instrument evidencing the loan.



11) The provisions hereof shall extend to and be binding upon the heirs, personal representatives and assigns of the parties hereto.



This document, together with other written agreements of the parties, is the final expression of the agreement between the parties. This document may not be contradicted by evidence of prior or contemporaneous oral agreements of the parties. Any credit agreement not contained in the printed fo= must be inserted below to be enforceable.



There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, the parties hereto, having read this Agreement, do hereby accept all of the terms and conditions thereof and have each hereunto set their hands on this 31st day of August, 1997.



NationsBank, m
Garden City,

NACO Industries, Inc.



By:

Verne E. Bray, President



Bank                                    Borrower

BORROWING BASE CERTIFICATE #
         NACO INDUSTRIES, INC.
DATE:    -1 19 -

         1.       Value of Accounts Receivable       $        x 80% =
         (Excluding any receivables over 60 days PAST DUE)



         2. Inventory at Cost or market value (A) Raw $ x 50t = (whichever is less) Use only Raw Material Material and finished goods. Work in progress is not included in (B) Finished $ x 5096 = this figure. Goods ($1,100M Maximum)



         3.       Totals 1+2 (Total of #2 (B) not to exceed $1,100M)   (3) $

         4. Total NACO Industries, Inc. (4) $ Line of Credit Loan Balance as of this request

         5.       Amount Available to Borrow (Line (3) - Line (4))     (5) $

         6.       Amount of Draw Requested this date:(6) $

         7.       New Balance Outstanding on RLC:  (Line (4) + Line (6))   (7) $
         (NOT TO EXCEED $1,100M)



Borrower hereby assigns and grants a security interest to bank, free and clear of all liens, claims, and encumbrances, and all rights to the accounts receivable and inventory securing this revolving line of credit as represented by this Borrowing Base Certificate. The figures stated herein are certified correct by the undersigned.



Borrower represents and warranties that all eligible receivables and inventory f igures constituting the totals given above are valid and binding obligations rising out of transactions in which the required performance by Borrower has been duly completed, and The Borrower has no knowledge that the purchaser has any basis for set-off, reduction, or counterclaim against The Borrower; and that The Borrower has good title to such receivables free and clear of all liens, claims and encumbrances, and has no knowledge of any fact which would lead it to expect that such receivables will not be paid in full when due.



Borrower also af f irms that all payroll taxes are paid current, that the proceeds of this draw are not for the specific purpose of paying federal, payroll taxes, and that Borrower shall advise bank of any adverse developments or lawsuits which might materially affect The Bank' s collateral or ability to collect the sums advanced to Borrower under this revolving line of credit.

NACO Industries, Inc.


BY:                          TITLE:                 DATE:



(Revised 9-97)